Exhibit 99.1
Terra Industries comments on CF Industries’ unsolicited proposal
Sioux City, Iowa (January 16, 2009)—Terra Industries Inc. (NYSE: TRA) today confirmed receipt of an unsolicited proposal from CF Industries Holdings, Inc. (NYSE: CF) to acquire Terra for a fixed exchange ratio of 0.4235 CF Industries shares for each Terra common share.
Terra’s Board of Directors, consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, will consider and evaluate the proposal and will pursue the course of action that is in the best interests of Terra and its shareholders. Terra shareholders are advised to take no action at this time pending the review by Terra’s Board of Directors.
Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP is serving as legal counsel to Terra.
About Terra
Terra Industries Inc., with 2007 revenues of $2.4 billion, is a leading international producer of nitrogen products.
Forward-looking statement
Certain statements in this new release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to:
•	financial markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

Exhibit 99.1
•	product mix,

•	the seasonality of demand patterns,

•	weather conditions,

•	environmental and other government regulation, and

•	agricultural regulations.
Additional information as to these factors can be found in Terra’s 2007 Annual Report/10-K, in the section entitled “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note: Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.